As filed with the Securities and Exchange Commission on May 27, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NEUROMETRIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

62 Fourth Avenue
Waltham, Massachusetts 02451
Delaware	(781) 890-9989	04-3308180
(State of Incorporation)	(Address of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

NEUROMETRIX, INC. SECOND AMENDED AND RESTATED 2004
STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Shai N. Gozani, M.D., Ph.D.

President and Chief Executive Officer

NEUROMETRIX, INC.

62 Fourth Avenue

Waltham, Massachusetts 02451

(781) 890-9989

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

H. David Henken, Esq.

Daniel P. Adams, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Stock, par value $0.0001 per share(1)	1,000,000 shares	$2.22	$2,220,000	$87.25

(1)          This Registration Statement also relates to the Rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock pursuant to the terms of the Registrant’s Shareholder Rights Agreement dated March 7, 2007.  Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with such stock.

(2)          This Registration Statement relates to 1,000,000 shares of Common Stock, par value $0.0001 per share, of NeuroMetrix, Inc. (“Common Stock”) available for issuance under the NeuroMetrix, Inc. Second Amended and Restated 2004 Stock Option and Incentive Plan (together with previous versions of such plan, the “Plan”); plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(3)          NeuroMetrix, Inc. (the “Company”) previously filed a registration statement on Form S-8 on June 22, 2006 and a registration statement on Form S-8 on August 9, 2004 registering the issuance of shares of Common Stock under the Plan.  By filing this Registration Statement in accordance with Instruction E to Form S-8, the Company registers the issuance of the 1,000,000 additional shares of Common Stock approved for issuance under the Plan at the Annual Meeting of Stockholders of the Company held on May 22, 2008.

(4)          This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on May 23, 2008, as reported on the NASDAQ Global Market.

The Company previously filed a Registration Statements on Form S-8 with the Securities and Exchange Commission on August 9, 2004 (SEC File No. 333-118059) in connection with the Plan (the “Original Filing”).  This Registration Statement registers additional shares of the Company’s Common Stock to be issued pursuant to the Plan.  The contents of the Original Filing are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

4.1	Second Amended and Restated By-laws of NeuroMetrix, Inc. (incorporated herein by reference to NeuroMetrix, Inc.’s Registration Statement on Form S-8 filed August 9, 2004)

4.2	Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc. (incorporated herein by reference to NeuroMetrix, Inc.’s Registration Statement on Form S-8 filed August 9, 2004)

4.3

Certificate of Designations for Series A Junior Cumulative Preferred Stock, par value $0.001 per share (incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on March 8, 2007)

4.4	Amendment No. 1 to Second Amended and Restated Bylaws of NeuroMetrix, Inc. (incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on September 17, 2007)

4.5	Specimen certificate for shares of common stock (incorporated herein by reference to NeuroMetrix, Inc.’s Registration Statement on Form S-1)

4.6

Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on March 8, 2007)

*5.1	Legal opinion from Goodwin Procter LLP

*23.1	Consent of PricewaterhouseCoopers LLP, as independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 27th day of May, 2008.

NEUROMETRIX, INC.

By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of  Shai N. Gozani, M.D., Ph.D. and W. Bradford Smith as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of NeuroMetrix, Inc.

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Signature	Title	Date

/s/ Shai N. Gozani, M.D., Ph.D.	President, Chief Executive Officer and Director	May 27, 2008
Shai N. Gozani, M.D., Ph.D.	(Principal Executive Officer)

/s/ W. Bradford Smith	Chief Financial Officer (Principal Financial Officer and Principal	May 27, 2008
W. Bradford Smith	Accounting Officer)

/s/ David E. Goodman, M.D.	Director	May 27, 2008
David E. Goodman, M.D.

/s/ Allen J. Hinkle, M.D.	Director	May 27, 2008
Allen J. Hinkle, M.D.

/s/ Charles R. LaMantia	Director	May 27, 2008
Charles R. LaMantia

/s/ W. Mark Lortz	Director	May 27, 2008
W. Mark Lortz

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amended and Restated By-laws of NeuroMetrix, Inc. (incorporated herein by reference to NeuroMetrix, Inc.’s Registration Statement on Form S-8 filed August 9, 2004)

4.2	Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc. (incorporated herein by reference to NeuroMetrix, Inc.’s Registration Statement on Form S-8 filed August 9, 2004)

4.3

Certificate of Designations for Series A Junior Cumulative Preferred Stock, par value $0.001 per share (incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on March 8, 2007)

4.4	Amendment No. 1 to Second Amended and Restated Bylaws of NeuroMetrix, Inc. (incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on September 17, 2007)

4.5	Specimen certificate for shares of common stock (incorporated herein by reference to NeuroMetrix, Inc.’s Registration Statement on Form S-1)

4.6

Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on March 8, 2007)

*5.1	Legal opinion from Goodwin Procter LLP

*23.1	Consent of PricewaterhouseCoopers LLP, as independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

* Filed herewith.